As filed with the Securities and Exchange Commission on July 28, 1997
                                                 Registration No. 333-______
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            MEDICONSULT.COM, INC.
              Exact name of Registrant as specified in its charter

          Delaware                                      84-1341886
--------------------------------                 --------------------------
(State or other jurisdiction of                 (I.R.S. Employer Identifi-
incorporation or organization)                         cation Number)

              33 Reid Street, 4th Floor, Hamilton HM 12, Bermuda
          ------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)

                            1996 Stock Option Plan
                           ------------------------
                     (Full title of the plan)

                           Robert Jennings, President
              33 Reid Street, 4th Floor, Hamilton HM 12, Bermuda
                                (441) 296-0736
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(Name, address and telephone number, including area code, of agent for service)

             Copy to:         Jon D. Sawyer, Esq.
                     Krys Boyle Freedman Scott & Sawyer, P.C.
                 600 Seventeenth Street, Suite 2700 South Tower
                            Denver, Colorado  80202
                                 (303) 893-2300

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                        CALCULATION OF REGISTRATION FEE
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                                                                     Amount
                                    Proposed Maxi-   Proposed Maxi-  of Reg-
Title of Securities  Amount to be   mum Offering     mum Aggregate   istra-
 to be Registered    be Registered  Price Per Share  Offering Price  tion Fee
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
Common Stock,        1,000,000      $0.0823<FN1>     $82,300         $100.00
$.0001 Par Value       Shares
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
<FN1>
Based on the exercise price of the options outstanding under the 1993 Stock Option Plan as to 980,000 shares and the average of the closing bid and ask prices of the Registrant's Common Stock on July 25, 1997, as reported on the OTC Bulletin Board, as to the remaining 20,000 shares.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by Mediconsult.com, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated herein by reference:

     (1) The Company's Registration Statement on Form 10SB, as amended (SEC File No. 0-29282).

     (2) The description of the Common Stock as contained in the Company's Registration Statement on Form 10SB filed pursuant to Section 12(g) of the Exchange Act (SEC File No. 0-29282).

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Delaware General Corporation Law (the "Code") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. The Code authorizes the Company to advance expenses incurred in defending any such proceeding under certain circumstances, and if the officer or director is successful on the merits, it authorizes the Company to indemnify the officer or director against all expenses, including attorneys' fees, incurred in connection with any such proceeding. The Company's Bylaws and Certificate of Incorporation provide that the Company shall indemnify its officers and directors in accordance with the Code.

     The Code permits the Company to limit the personal liability of its directors for monetary damages for breaches of fiduciary duty as a director, except for breaches that involve the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts involving unlawful dividends or stock redemptions or transactions from which the director derived an improper personal benefit. Article 10 of the Company's Certificate of Incorporation, as amended, includes such a provision which limits the personal monetary liability of its directors.

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed as exhibits to this Registration
Statement:

EXHIBIT
NUMBER                                TITLE
-------                               -----

  4.1 Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company's Form
           10SB Registration Statement No. 0-29282)

  4.2 Bylaws, as amended (Incorporated by reference to Exhibit 3.2 to the Company's Form 10SB Registration
           Statement No. 0-29282)

  5 Opinion of Krys Boyle Freedman Scott & Sawyer, P.C. as to the legality of the securities being registered

 23.1      Consent of Krys Boyle Freedman Scott & Sawyer, P.C.
           (contained in its opinion filed as Exhibit 5)

 23.2      Consent of Coopers & Lybrand Chartered Accountants

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (I) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Hamilton, Bermuda on the 28th day of July, 1997.

                                  MEDICONSULT.COM, INC.

                                  By /s/ Robert E. Jennings
                                     Robert E. Jennings, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capaci-ties and on the dates indicated.

       SIGNATURE                          TITLE                   DATE

/s/ Robert E. Jennings         President, Chief Executive      July 28, 1997
Robert E. Jennings             Officer (Principal Finan-
                               cial and Accounting Officer)
                               and Director